                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         ON STAGE ENTERTAINMENT, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         ON STAGE ENTERTAINMENT, INC.
                             4625 West Nevso Drive
                            Las Vegas, Nevada 89103

                        -------------------------------

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 15, 1998

                        -------------------------------


TO THE STOCKHOLDERS OF
ON STAGE ENTERTAINMENT, INC.

         Notice is hereby given that the 1998 annual meeting of stockholders (the "Annual Meeting") of ON STAGE ENTERTAINMENT, INC. (the "Company" or "On Stage") will be held at the Imperial Palace, 3535 Las Vegas Boulevard South, Las Vegas, Nevada on June 15, 1998, at 10:00 a.m., local time, for the following purposes:

         1.       To elect two directors;

         2. To approve and adopt an amendment to the Company's Amended and Restated 1996 Stock Option Plan to increase the number of authorized shares of Common Stock subject to the plan by 615,000 to 1,400,000;

         3. To ratify the selection of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record as of the close of business on May 20, 1998 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of stockholders of the Company as of the close of business on May 20, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 4625 West Nevso Drive, Las Vegas, Nevada 89103.

                                        By order of the Board of Directors,



                                        Christopher R. Grobl
                                        Secretary

Las Vegas, Nevada
May 21, 1998



===============================================================================
      EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED
  PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN
   THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR
    SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.
===============================================================================

                         ON STAGE ENTERTAINMENT, INC.
                             4625 West Nevso Drive
                            Las Vegas, Nevada 89103

                        -------------------------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 JUNE 15, 1998

                        -------------------------------

General Information on the Meeting

         This proxy statement and the accompanying form of proxy are being mailed on or about May 21, 1998 to the stockholders of On Stage Entertainment, Inc. (the "Company" or "On Stage"). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Imperial Palace, 3535 Las Vegas Boulevard South, Las Vegas, Nevada on June 15, 1998, at 10:00 a.m., local time, and at any adjournments thereof.

         The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.


Voting at the Meeting

         Only stockholders of record at the close of business on May 20, 1998 are entitled to notice of, and to vote at, the Annual Meeting. As of May 20, 1998, there were 7,190,738 shares of Common Stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

         The Company presently has no other class of stock outstanding and entitled to be voted at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting will constitute a quorum.

         Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a stockholder may authorize the voting of his or her shares at the Annual Meeting. Directors are to be elected at the Annual Meeting by a plurality of the votes cast by holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, while approval of any other items at the Annual Meeting will require the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting. In the case of shares that are present at the Annual Meeting for quorum purposes, not voting those shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of that nominee if he otherwise receives affirmative votes; an abstention on any other item will operate to prevent approval of the item to the same extent as a vote against approval of such item and a broker "non-vote" on any item (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on such item. The shares of

Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR all nominees listed herein under "Election of Directors," FOR the amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan") and FOR ratification of the selection of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ended December 31, 1998. If any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

         Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS


         The Board of Directors of the Company currently consists of seven members and is divided into three classes, two classes consisting of two directors each and one class consisting of three directors. One class is elected each year to hold office for a three year term and until the election and qualification of the director's successor or until the director's death, removal or resignation. At the Annual Meeting, two directors are to be elected for the current class. The term of office for each director elected at the Annual Meeting will expire at the 2001 annual meeting of stockholders.

         Neil H. Foster and James L. Nederlander, both of whom are current members of the Board of Directors, have been nominated by the Board of Directors for election as directors at the Annual Meeting.

         All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors or the board may decide to reduce the number of directors. The Board of Directors recommends a vote FOR each of the nominees.

          -----------------------------------------------------------
                             NOMINEES FOR ELECTION
          -----------------------------------------------------------

                                                  Year First Became Director, Principal Occupations During
Name of Director               Age                      Past Five Years and Certain Directorships
----------------               ---                --------------------------------------------------------
Neil H. Foster                 65      Neil H. Foster has been the Executive Vice President of the Company since
                                       October 1985 and a director of the Company since February 1995. From 1977 to 1983, Mr. Foster worked as a producer for the American Broadcasting
                                       Companies, Inc. ("ABC"), where he assisted in the production of "ABC's
                                       Wide World of Sports," the Grammy Awards, "Soap" and "Barney Miller."

James L. Nederlander           38      James L. Nederlander has been a director of the Company since August 1996.
                                       He has also been the Chairman of the Nederlander Producing Company of
                                       America, a producer of live entertainment shows, since August 1996 and prior to such time, commencing in 1980, he was Executive Vice President of such organization.

          -----------------------------------------------------------
           Directors Continuing in Office with Term Expiring in 1999
          -----------------------------------------------------------

                                                  Year First Became Director, Principal Occupations During
Name of Director               Age                      Past Five Years and Certain Directorships
----------------               ---                --------------------------------------------------------
Mark Tratos                    46       Mark Tratos has been a director of the Company since March 1997. Mr.
                                        Tratos has been the managing partner of the law firm Quirk & Tratos of Las Vegas, Nevada since 1983. He received his J.D. from Lewis and
                                        Clark Law School in 1979. Since 1982, Mr. Tratos has also served as a member of the adjunct faculty of the University of Nevada Las Vegas teaching a variety of subjects in the areas of fine and performing arts and entertainment and business law.

Mark S. Karlan                 39       Mark S. Karlan has been a director of the Company since March 1998.  Mr.
                                        Karlan has been President, Chief Executive Officer and a director of Imperial
                                        Credit Commercial Mortgage Investment Corp., a publicly traded real estate investment trust since July 1997.  From 1990 to 1997, Mr. Karlan was a private real estate investor managing all aspects of approximately $100 million of real estate transactions including the acquisition, financing, leasing and sale of office, retail, industrial and residential assets.  Mr. Karlan received a Bachelor of Arts degree in Economics from Harvard College in 1980 and a Master of
                                        Business Administration degree from the Harvard Business School and a Juris
                                        Doctor degree from the Harvard Law School, both in 1984.

          -----------------------------------------------------------
           Directors Continuing in Office with Term Expiring in 2000
          -----------------------------------------------------------

                                                  Year First Became Director, Principal Occupations During
Name of Director               Age                      Past Five Years and Certain Directorships
----------------               ---                --------------------------------------------------------
John W. Stuart                  55       John W. Stuart has served as the Chairman and Chief Executive Officer of the Company since April 1996 and also was the President of the Company from October 1985 through March 1996. He founded the Company in 1985. He has been involved in the theatrical business since age seven and has produced or appeared in over 200 theater productions and several feature films. Mr. Stuart received a Bachelor of Arts degree in 1967 from
                                         California State University at Fullerton.

David Hope                      39       David Hope has served as the President, Chief Operating Officer and as a director of the Company since joining the Company in April 1996. For ten years prior to that time, Mr. Hope served in various capacities, including most recently as Executive Vice President and Chief Operating
                                         Officer, for ITC Entertainment Group ("ITC"), a major independent producer and worldwide distributor of feature films, television movies and mini-series and a subsidiary of Polygram N.V., where, as Chief
                                         Operating Officer, he was responsible for day-to-day operations, as well as strategic and corporate development and acquisitions.  Prior to that time, Mr. Hope was a production manager with Hinchcliffe Productions, a United Kingdom-based producer and distributor of documentaries and motor sport events. Mr. Hope received a degree in Management Science in 1981 from the Loughborough University in England.

Jules Haimovitz                 47       Jules Haimovitz has been a director of the Company since March 1997.
                                         Mr. Haimovitz currently serves as the President and Chief Operating
                                         Officer of King World Productions, a leading syndicator of television programs.  From January 1995 to March 1997, he served as the Chief
                                         Executive Officer of ITC after it was sold to PolyGram N.V., one of the world's leading global music and entertainment companies. Prior to such time, from April 1993 to January 1995, Mr. Haimovitz served as ITC's
                                         President and Chief Executive Officer while it was owned by Midland
                                         Montague Ventures. Mr. Haimovitz was also acting President of Video
                                         Jukebox Network Inc., a publicly traded interactive music video service, from October 1992 through August 1993, and a director of such company from August 1990 to November 1995. From March 1989 to January
                                         1992, Mr. Haimovitz was President, Chief Operating Officer and a
                                         director of Spelling Entertainment Inc. ("Spelling"), a company he helped found by engineering the acquisitions of Worldvision Enterprises Inc. and
                                         Laurel Entertainment Inc. by, and the merger of such companies with,
                                         Spelling's predecessor, Aaron Spelling Productions, Inc.

General Information Concerning the Board of Directors and its Committees

         The Board of Directors of the Company met on one occasion during 1997 but authorized the Company to take numerous actions through nine meetings via unanimous written consent. The Nevada General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board of Directors annually elects from its members an Audit Committee and a Compensation Committee. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director, and the meetings of the committee or committees on which he served during such period.

         Audit Committee. The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee is to meet at least annually with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee, which was created on March 1997, did not meet during 1997. The Audit Committee is currently composed of Mark Tratos and Jules Haimovitz.

         Compensation Committee. The Compensation Committee determines salaries, bonuses and other compensation matters for officers of the Company, determines employee health and benefit plans, and administers the Company's stock option plans. The Compensation Committee, which was created in March 1997, did not meet during 1997. The Compensation Committee is currently composed of three non-employee directors, Jules Haimovitz, James Nederlander and Mark Karlan.

                       EXECUTIVE OFFICERS OF THE COMPANY

Name                                  Age     Position
----                                  ---     --------
John W. Stuart......................   55     Chairman and Chief Executive Officer
David Hope .........................   39     President and Chief Operating Officer
Neil H. Foster......................   65     Executive Vice President
Kiranjit S. Sidhu...................   33     Senior Vice President, Chief Financial Officer and Treasurer
Christopher R. Grobl................   30     General Counsel and Secretary

         The employment backgrounds for John W. Stuart, David Hope and Neil H. Foster are described above under the section entitled "Election of Directors."

         Kiranjit S. Sidhu has been the Company's Senior Vice President, Chief Financial Officer and Treasurer since joining the Company in August 1995. Prior to joining the Company, Mr. Sidhu served as Chief Financial Officer and Corporate Secretary for Aspen Technologies, a computer peripheral manufacturer, from July 1994 to July 1995. From January 1993 to June 1994, Mr. Sidhu served as President and a director for Aspen Peripherals, a computer peripheral reseller. From February 1992 to June 1993, Mr. Sidhu served as a financial consultant to ITC. From January 1992 to July 1993, Mr. Sidhu served as Vice President of Finance and a director for Nuvo Holdings of America, a computer peripheral manufacturer. Mr. Sidhu holds a Masters of Business Administration from the Wharton School of Business and a Bachelor of Arts in Computer Science from Brown University.

         Christopher R. Grobl has been the General Counsel and Secretary of the Company since November 1994. Mr. Grobl received a Bachelor of Arts in 1990 from the University of Illinois and a Juris Doctor in 1994 from the John Marshall Law School in Chicago, Illinois.

Certain Relationships and Related Transactions Involving Executive Officers and Directors

         As of December 31, 1996, Mr. Stuart owed the Company a total of $1,637,413 principal amount under an 8% promissory note, plus accrued interest thereon of $143,011. On, and as of such date, the Company forgave all $1,780,424 (the "Original Stuart Debt Forgiveness"). In March 1997, in connection with the Company's initial public offering (the "IPO"), the Company agreed with its underwriter, Whale Securities Co., L.P. (the "Underwriter"), that it would neither loan nor advance any sums to or on behalf of Mr. Stuart, other than those sums advanced to Mr. Stuart between December 31, 1996 and the effective date of the IPO, without the prior consent of the Underwriter. Between December 31, 1996 and August 13, 1997, the Company advanced an additional $222,000 (including principal and interest) to Mr. Stuart, all of which amount was forgiven by the Company on August 13, 1997. On each of October 23, 1997 and November 17, 1997, the Company received authorization from the Underwriter to advance Mr. Stuart $50,000, and on March 25, 1998, the Company received authorization from the Underwriter to advance up to an additional $150,000 to Mr. Stuart to be used for the settlement of certain litigation pending against Mr. Stuart in connection with his involvement in the Legends in Concert show in Hawaii (see below). As of May 5, 1998, Mr. Stuart owed the Company a total of $205,483, including principal and interest (the "Aggregate Advances"). The Aggregate Advances accrue interest at 10% per annum, are evidenced by promissory notes and are payable in full on December 31, 1998.

         In February 1997, Mr. Stuart granted to Senna Venture Capital Holdings, Inc., an affiliate of DYDX Legends Group L.P. ("DYDX" and a lender to the Company), an option to purchase 142,292 of his shares of Common Stock at an exercise price of $5.00 per share, in consideration for (i) DYDX waiving a technical default under a certain loan agreement entered into between DYDX and the Company and (ii) DYDX's agreement in connection with such waiver to allow the Original Stuart Debt Forgiveness. Such option is exercisable for a period of two years commencing as of February 9, 1998.

         Mr. Stuart, in addition to being the Chairman and Chief Executive Officer of the Company, is also the President and sole owner of LVHE, a Nevada subchapter S corporation, which owns 40% of, and is a member of R.B.L.S., a Nevada limited liability company. R.B.L.S., in turn, owns a 99% interest in R.B.L.S. Partnership, which operates a Legends production at the Royal Hawaiian Shopping Center in Honolulu, Hawaii. Mr. Stuart has a Management Agreement with R.B.L.S., pursuant to which R.B.L.S. pays him a monthly management consulting fee of $3,000 per week, provided Mr. Stuart or an approved representative makes at least one trip to Hawaii to evaluate the production every two months. In addition, according to the operating agreement of R.B.L.S., all members are to share ratably in the profits or losses of R.B.L.S. As such, LVHE is entitled to receive a 40% membership interest in the profits of R.B.L.S. However, as a result of a dispute between LVHE and R.B.L.S. as to which of the two entities is responsible for certain litigation related liabilities (the "Disputed Liabilities"), R.B.L.S. is currently withholding membership profit distributions from LVHE. The Disputed Liabilities relate to lawsuits which are based on events that took place prior to the formation of R.B.L.S. and R.B.L.S. Partnership when the Legends show in Hawaii was owned by LVHE. LVHE and R.B.L.S. dispute whether these lawsuits were retained by LVHE or assumed by R.B.L.S. when it acquired the Hawaiian Legends show from LVHE. LVHE has been informed by R.B.L.S. that R.B.L.S. is funding the defense of these suits with LVHE's membership profits. LVHE and R.B.L.S. also dispute which of them would ultimately be responsible for any settlement payments or judgments if unsuccessful.

         In February 1997, the Company agreed, pursuant to a duly authorized board resolution, that the services provided by Mr. Stuart to R.B.L.S. and/or LVHE will not place him in a conflict of interest with his employment contract with the Company (which commenced as of February 1, 1997) on the condition that all monies received by Mr. Stuart, either directly from R.B.L.S. or through LVHE, are immediately paid to the Company as producer fees earned by the Company for providing the services of Mr. Stuart. Simultaneously with such board resolution, Mr. Stuart entered into the Stuart LVHE Agreement with the Company pursuant to which he has agreed that, commencing as of February 25, 1997, he will pay any monies received by him from R.B.L.S., or through LVHE from R.B.L.S., to the Company. The Company will book any such monies received from Mr. Stuart, including both his R.B.L.S. membership profit and his management consulting fees, as revenues in the form of producer's fees (in the same manner that other such services are booked by the Company). As part of the Stuart LVHE Agreement, Mr. Stuart has also agreed (i) to indemnify the Company against any of the actions or liabilities of, or arising in connection with, LVHE, R.B.L.S., R.B.L.S. Partnership or the other members of R.B.L.S., including their respective companies, which indemnity has been secured with 200,000 of his shares of Common Stock, and (ii) to contribute all of the capital stock of LVHE (the "LVHE Stock"), as well as his rights under the Management Agreement, to the Company whenever the Company deems such contribution to be permissible under the terms of the R.B.L.S. operating agreement (such a contribution may require the approval of the other members of R.B.L.S.; however, LVHE is currently in disagreement with such members vis-a-vis the Disputed

Liabilities), which contribution pledge has been secured with an additional 200,000 of Mr. Stuart's shares of Common Stock.

         The Company leases from Mr. Stuart seven condominium units in Atlantic City, New Jersey for use by the Company's performers. The current lease term expires on June 30, 1999. The total lease payment to Mr. Stuart from the Company is currently $7,833 per month, which amount the Company believes approximates the fair market value for the use thereof. In addition, commencing as of January 1, 1997, the Company is also paying, directly, the association dues, insurance, taxes, maintenance and utilities on such apartments. The Company paid aggregate rent to Mr. Stuart for such apartments of $94,000 for each of the years ended December 31, 1996 and 1997.

         Pursuant to the terms of the employment agreement between the Company and Mr. Sidhu, on April 13, 1998, the Company advanced to Mr. Sidhu $63,213 (the "Tax Loan") in order to satisfy Mr. Sidhu's income tax liability incurred in connection with the grant from the Company to Mr. Sidhu of 40,532 shares of Common Stock. Mr. Sidhu executed a promissory note in favor of the Company in connection with the Tax Loan. The promissory note provides for interest on the Tax Loan to accrue at 8% per annum, is secured by 40,532 shares of Common Stock owned by Mr. Sidhu and becomes due on April 12, 1999.

         On March 13, 1998, several subsidiaries of the Company (the "Single Purpose Subsidiaries") entered into a loan agreement with Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC"). Pursuant to the loan agreement, the Single Purpose Subsidiaries borrowed an aggregate of $12.5 million from ICCMIC (the "ICCMIC Loan"). The Company, as the ultimate parent of the Single Purpose Subsidiaries, has guaranteed the full repayment of the ICCMIC Loan. The ICCMIC Loan accrues interest at a variable rate (currently 10.27%) and becomes due in March 2008. In connection with the ICCMIC Loan, (i) ICCMIC agreed to provide the Company with a total credit facility of up to $20 million ($12.5 million of which was drawn down on March 13, 1998) and (ii) the Company granted to ICCMIC and a related entity (see footnote 11 to the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management") warrants to purchase an aggregate of 575,000 shares of Common Stock at an exercise price of $4.44. Mr. Karlan, a director of the Company, is the President, Chief Executive Officer and a Director of ICCMIC.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 26, 1998 (except as otherwise noted) regarding the ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

                                                                   Number of Shares                 Percentage of
                  Name and Address (1)                          Beneficially Owned (2)                 Class(2)
---------------------------------------------------------     --------------------------      --------------------------
John W. Stuart (3).......................................             3,982,760                         55.4%
David Hope (4)...........................................               328,550                          4.4%
Neil H. Foster (5).......................................                26,000                           *
Kiranjit S. Sidhu (6)....................................               143,922                          2.0%
James L. Nederlander (7).................................                10,000                           *
Mark Tratos (8)..........................................                10,000                           *
Jules Haimovitz (9)......................................                10,000                           *
Mark S. Karlan (10)......................................               325,000                          4.3%
Hanover Restaurants, Inc.................................               595,238                          8.3%
Imperial Credit Industries, Inc (11).....................               575,000                          7.4%
All executive officers and directors as a group
  (9 persons) (12).......................................             4,836,232                         60.5%

---------------------------
*Less than one percent

(1) Unless otherwise indicated, the address for each named individual or group is in care of the Company at the Company's address.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. In accordance with the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of Common Stock that can be acquired by such person within 60 days from April 26, 1998 upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of April 26, 1998 have been exercised. Percentages herein assume a base of 7,190,738 shares of Common Stock outstanding as of April 26, 1998.

(3) Includes 382,790 shares of Common Stock issuable by Mr. Stuart to third parties upon the exercise of options granted by him to such persons.

(4) Includes (i) 311,300 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and (ii) 8,750 shares of Common Stock issuable upon the exercise of immediately exercisable warrants.

(5) Represents 26,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(6) Includes (i) 93,265 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and (ii) 5,625 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. Does not include 16,529 shares of Common Stock issuable upon exercise of stock options that are not currently exercisable.

(7) Represents 10,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(8) Represents 10,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options. Does not include 10,000 shares of Common Stock issuable upon the exercise of stock options that are not currently exercisable.

(9) Represents 10,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options. Does not include 20,000 shares of Common Stock issuable upon the exercise of stock options that are not currently exercisable.

(10) Represents 325,000 shares of Common Stock issuable upon the exercise of an immediately exercisable warrant granted to Imperial Credit Commercial Mortgage Investment Corp. ("ICCMIC"). Mr. Karlan is the President, Chief Executive Officer, Treasurer and a Director of ICCMIC. See footnote 11 below. Does not include 10,000 shares of Common Stock issuable upon the exercise of stock options that are not currently exercisable.

(11) Includes 325,000 shares of Common Stock issuable upon the exercise of an immediately exercisable warrant granted to ICCMIC. ICCMIC is managed by Imperial Credit Commercial Asset Management Corporation, which is a wholly owned subsidiary of Imperial Credit Industries, Inc. Imperial Credit Industries, Inc. also beneficially owns approximately 8.9% of the outstanding common stock of ICCMIC. Also includes 250,000 shares of Common Stock issuable upon the exercise of an immediately exercisable warrant granted to Imperial Capital Group, LLC (the "LLC"). Imperial Credit Industries, Inc. has a 60% interest in the LLC. Imperial Credit Industries, Inc. disclaims the beneficial ownership of the shares of Common Stock held by the LLC. All information provided in this footnote 11 was derived from a Schedule 13G filed by Imperial Credit Industries, Inc. with the Securities and Exchange Commission on April 3, 1998.

(12) Includes (i) 464,973 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and (ii) 339,375 shares of Common Stock issuable upon the exercise of immediately exercisable warrants. Does not include 65,345 shares of Common Stock issuable upon the exercise of stock options, including 40,000 shares of Common Stock subject to options granted to non-employee directors of the Company, that are not currently exercisable.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

         Summary Compensation Table. The following table sets forth, for the years ended December 31, 1997 and 1996, certain compensation paid by the Company to its Chief Executive Officer and the other most highly paid executive officers of the Company, whose cash compensation exceeded $100,000 for the year ended December 31, 1997.

                          Summary Compensation Table

                                                                   Annual                             Long Term
                                                                Compensation                         Compensation
                                                   ------------------------------------------        ------------
                                                                                                      Securities
                                                                                Other Annual          Underlying        All Other
     Name and Principal Position          Year      Salary         Bonus        Compensation         Options/ SARs    Compensation
     ---------------------------          ----      ------         -----        ------------         -------------    ------------
John W. Stuart.........................   1997     $250,000             --       $  239,398(1)               --          $9,615(2)
Chairman and Chief Executive Officer      1996     $250,000             --       $1,780,424(3)               --              --

David Hope.............................   1997     $221,461       $ 37,865               --                  --              --
President and Chief Operating Officer     1996     $130,769             --       $   23,673(4)          311,300              --

Kiranjit S. Sidhu......................   1997     $161,596    $162,129(5)               --              85,000              --
Senior Vice President                     1996     $123,461          --                  --              24,794              --

------------------

(1) Includes $221,500 in compensation representing the forgiveness of certain indebtedness owed by Mr. Stuart to the Company.
(2) Represents payment of unused vacation time carried forward from prior years.
(3) Includes $1,780,424 in compensation representing the forgiveness of certain indebtedness owed by Mr. Stuart to the Company.
(4) Includes $9,212 representing car and health insurance allowances and $14,461 representing non-recurring relocation-related expenses.
(5) Represents the issuance of 40,532 shares of Common Stock to Mr. Sidhu pursuant to his employment agreement.

         Option Grants. The following table sets forth certain information regarding stock options granted during the year ended December 31, 1997 to the persons named in the Summary Compensation Table.

                       Option Grants in Last Fiscal Year

                                                           Individual Grants
                                               ---------------------------------------------
                                                                                                    Potential Realizable
                                                                                                      Value At Assumed
                                                  Percent of                                        Annual Rates of Stock
                                                 Total Options                                      Price Appreciation For
                                                  Granted to                                            Option Term(2)
                                   Options       Employees in     Exercise        Expiration           ---------------
             Name                 Granted(1)         1997           Price            Date              5%           10%
             ----                 ----------         ----           -----            ----              --           ---
John W. Stuart.................       --              --             --               --              --            --
Chairman and Chief Executive
   Officer
David Hope.....................       --              --             --               --              --            --
President and Chief Operating
   Officer
Kiranjit S. Sidhu..............     85,000            77%           $4.00          08/13/07         $213,824      $541,872
Senior Vice President

----------------
(1) These options were granted under the Option Plan and have a term of ten years, subject to earlier termination in certain events related to the termination of employment.

(2) The potential realizable values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for the particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise or subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be realized by the option holder may be greater or less than the values estimated in this table.

         Year End Values. The following table summarizes option exercises during 1997 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 1997. Year-end values are based upon a price of $4.125 per share, which was the closing market price of a share of the Company's Common Stock on December 31, 1997.


                 Aggregated Option Exercises in Last Year and
                            Year-End Option Values

                                                                                              Value of Unexercised
                                                               Number of Unexercised         In-the-Money Options at
                                                           Options at December 31, 1997       December 31, 1997 (1)
                                                           ----------------------------    ----------------------------
                        Shares Acquired
         Name             on Exercise     Value Realized   Exercisable    Unexercisable    Exercisable     Unexercisable
         ----             -----------     --------------   -----------    -------------    -----------     -------------
John W. Stuart                   --             --            --               --               --             --

David Hope                       --             --       311,300               --          $42,026             --

Kiranjit S. Sidhu                --             --        93,265           16,529          $10,625              0

--------------
(1) Values calculated using the closing market price of a share of the Company's Common Stock on December 31, 1997 and the per share exercise price of the individual's options.

Employment Agreements

         John W. Stuart. On February 1, 1997, the Company entered into an employment agreement with Mr. Stuart to employ him as its Chairman and Chief Executive Officer until May 31, 2000. In accordance with this employment agreement, Mr. Stuart receives an annual salary of $250,000 and may receive annual salary increases of up to 10% of his base salary amount at the discretion of the Compensation Committee of the Board of Directors. Mr. Stuart will not be eligible to receive any bonuses during the initial term of his employment agreement. Mr. Stuart is provided with family health insurance and a $1,500 monthly automobile allowance. The Company has the right to terminate Mr. Stuart's employment at any time, without cause, provided that the Company pays Mr. Stuart a lump sum payment equal to one year's base salary, car allowance and insurance allowance.

         David Hope. On February 1, 1997, the Company entered into an amended employment agreement with Mr. Hope to employ him as the President and Chief Operating Officer of the Company until May 31, 2000. In accordance with this employment agreement, Mr. Hope receives an annual salary of $220,000 which is subject to potential annual increases of up to 10% of his base salary amount contingent upon meeting reasonable financial performance goals as determined between Mr. Hope and the Compensation Committee of the Board of Directors. For the years ended December 31, 1998 and 1999, Mr. Hope shall be entitled to receive a bonus equal to 2% of the Company's audited pre-tax earnings, after deduction for non-recurring charges such as original issue discount, compensation and interest expense charges for each such year, provided that the Company achieves certain designated financial goals for the respective year. See "-- Executive Bonus Plan." Mr. Hope is currently provided with family health insurance and a $500 monthly automobile allowance. The Company shall have the right to terminate Mr. Hope's employment agreement at any time, without cause, provided that the Company pays Mr. Hope a lump sum payment on the date of such termination equal to the greater of (i) his base salary, car allowance and insurance allowance due from the date of termination up until April 1999, plus any accrued bonus up until his date of termination and (ii) one year's base salary, car allowance and insurance allowance, plus any accrued bonus up until the date of termination. In addition, upon termination of Mr. Hope's employment, without cause, any non-vested options held by Mr. Hope shall immediately vest.

         Kiranjit S. Sidhu. On February 1, 1997, the Company entered into an amended employment agreement with Mr. Sidhu to employ him as its Senior Vice President, Chief Financial Officer and Treasurer. Mr. Sidhu's employment contract, which expires on May 31, 2000, provides for an annual salary of $165,000 and eligibility for annual salary increases of up to 10% of his base salary amount at the discretion of the Compensation Committee of the Board of Directors. Mr. Sidhu is also eligible to receive a bonus under the Executive Bonus Plan, at the discretion of the Board of Directors; and, in addition to his salary, he receives family health insurance and a $500 monthly automobile allowance. In the event his employment is terminated, without cause, Mr. Sidhu will be entitled to a lump sum payment equal to one year's base salary, car allowance and insurance allowance and the vesting of all of his stock options.

         In connection with each of their respective employment agreements, each of Messrs. Stuart, Hope and Sidhu also entered into a Confidentiality and Non-Compete Agreement with the Company, which, in addition to the obligations of confidentiality imposed upon each, provides that in the event of the termination of an employment agreement for any reason, the Company shall have the option to pay the respective employee at the date of termination 50% of such employee's base salary for five years (in the case of Mr. Stuart) and two years (in the case of Messrs. Hope and Sidhu) in consideration for such employee's covenant not to compete with the Company during such five-year and two-year periods, respectively. In the case of Mr. Stuart, such non-compete relates to any business associated with the live entertainment industry and, in the case of each of Messrs. Hope and Sidhu, such non-compete relates to any business associated with the theatrical segment of the live entertainment industry.

Executive Bonus Plan

         In March 1997, the Company implemented a three-year Executive Bonus Plan, which is administered by the Compensation Committee. Under the Executive Bonus Plan, an annual bonus pool of up to 5% of the Company's audited pre-tax earnings, after non-recurring charges such as original issue discount, compensation and interest expense charges and excluding extraordinary items ("Pre-Tax Earnings"), may be established for distribution at the discretion of the Company's Board of Directors, to the Company's executive officers (other than Mr. Stuart, who is not eligible for bonuses under the plan) in 1999 and 2000, provided that the Company achieves at least minimum Pre-Tax Earnings for the respective preceding fiscal year as follows:

                    Year                      Minimum Pre-Tax Earnings
                    ----                      ------------------------
                    1998                             $5,000,000
                    1999                             $8,700,000

         The terms of the Executive Bonus Plan, including the minimum Pre-Tax Earnings requirements set forth above, were determined by negotiations between the Company and the underwriter of the Company's initial public offering, and should not be construed to imply or predict any future earnings of the Company.


Compensation of Directors

         Directors of the Company currently are not paid a fee for their services, but are reimbursed for all reasonable expenses incurred in attending Board meetings. In addition, each non-employee director will receive options under the Option Plan to purchase an aggregate of 10,000 shares of Common Stock each year that the director serves as such a director (each such year, a "Grant Year"), partially contingent upon the director's attendance at the Company's four scheduled Board of Directors meetings during the Grant Year. One-quarter of the annual option grant will vest as of each of the Grant Year's first three scheduled Board of Director meetings and the remainder of such option grant will vest as of the fourth scheduled meeting; provided, in the latter case, that the director has attended all four of that Grant Year's scheduled Board meetings.

                                PROPOSAL NO. 2
         AMENDMENT OF THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         At the Annual Meeting, there will be presented to the stockholders a proposal to approve and adopt an amendment to the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan"). On March 30, 1998, the Board of Directors of the Company approved the proposed amendment to the Option Plan subject to stockholder approval at the Annual Meeting. The amendment will not be effective unless and until stockholder approval is obtained.

         The amendment would increase the number of shares available for issuance under the Option Plan from 785,000 to 1,400,000 shares of Common Stock. The Board of Directors believes that the Company's ability to grant options under the Option Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees, consultants and directors with the financial interests of the Company's stockholders. As of April 26, 1998, options to purchase 637,203 shares of Common Stock were outstanding under the Option Plan; options to purchase 147,797 remain available for future grants. An increase in the number of shares available for issuance is necessary to meet the above objectives. The Board of Directors believes that it is in the best interests of the Company and its stockholders to incorporate this change into the Option Plan.

         The Board of Directors unanimously recommends a vote FOR approval of the amendment to the Option Plan.

         The proposed amendment to the Option Plan is set forth as Exhibit A to this Proxy Statement, and the description of such amendment contained herein is qualified in its entirety by reference to Exhibit A.


        --------------------------------------------------------------

                        DESCRIPTION OF THE OPTION PLAN

        --------------------------------------------------------------

Summary of Material Terms of the Option Plan

         The Option Plan was approved by the Board of Directors and the stockholders on August 7, 1996 and restated and amended in its entirety by the Board of Directors on January 13, 1997. Subject to certain increases and adjustments, the Option Plan provides for the issuance of an aggregate of 1,400,000 shares of Common Stock pursuant to options granted under the Option Plan. Unless sooner terminated by the Board of Directors, the Option Plan will expire by its terms on March 5, 2006 and no option may be granted under the Option Plan after that date. As of April 26, 1998, options to purchase 637,203 shares of Common Stock have been granted under the Option Plan.

         The Option Plan provides for the grant, for no consideration other than services, of options to purchase shares of the Common Stock of the Company to certain employees and directors of the Company or its subsidiaries and to certain other individuals who provide services to the Company or its subsidiaries. Options granted pursuant to the Option Plan may either be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which are intended to qualify for special federal income tax treatment ("ISOs"), or "non-qualified stock options" ("NQSOs"). Capitalized terms not defined below have the same meanings as set forth in the Option Plan attached hereto. The Option Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, known as "ERISA."

         Administration, Modification and Amendment of the Option Plan. The Option Plan provides that it shall be administered by the Board of Directors or a committee of the Board consisting of at least three persons (either the Board of Directors acting in such capacity of the appointed committee being referred to herein as the "Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company and may, but need not be, directors. The Committee has the final authority to interpret the Option Plan, to determine which Eligible Employees, as defined below, shall receive options, the times when such options shall be granted and when they may be exercised, the fair market value of Common Stock for the purposes of determining exercise prices and the number of shares to be subject to any option, to determine the terms and provisions of option agreements, to prescribe, amend and rescind rules and regulations relating to the Option Plan, to construe options under the Option Plan, and to make all other determinations necessary and advisable for proper administration of the Option Plan. All decisions and determinations of the Committee are final.

         The Board of Directors may at any time suspend or terminate the Option Plan or may amend it from time to time in such respects as the Board of Directors may deem advisable either to conform the terms of the Option Plan to any changes in the law or for any other reason that the Board of Directors may deem to be in the best interests of the Company and its stockholders; provided, however, that without approval of the stockholders of the Company, no such amendment may (1) except in certain limited circumstances, increase the number of shares for which options may be granted under the Option Plan,
(2) materially modify the requirements as to eligibility for participation in the Option Plan, or (3) materially increase the benefits accruing to participants under the Option Plan.

         Eligibility and Grants of Options. All key employees of the Company are eligible for selection by the Committee to receive ISOs under the Option Plan and all key employees, directors and any other persons who perform services for the Company ("Consultants") and who, in the opinion of the Committee, will contribute to the success of the Company, are eligible to receive NQSOs under the Option Plan (together "Eligible Employees"). The Committee determines and designates from time to time the number and nature of the options to be granted to any Eligible Employee. The number of options that may be granted to any particular individual or group is not determinable until the Committee takes action with respect thereto. As of April 26, 1998, approximately 29 non-director employees, six directors and no Consultants were eligible to participate in the Option Plan.

         Term of Options. The term of each option is determined by the Committee, but no option will be exercisable more than ten years from the date the option was granted. ISOs granted to a "control person" will not be exercisable more than five years from the date the option was granted. For purposes of the Option Plan, a "control person" is any person who, as of the date of an option grant, owned more than 10% of the voting stock of the Company or of any parent or subsidiary corporation.

         Exercise of Options. Except as otherwise determined by the Committee, options granted under the Option Plan are exercisable as follows: (i) at any time after one year from the date of grant, 33 1/3% of the shares subject to the option or any part thereof; and (ii) at any time after two years from the date of grant, an additional 33 1/3% of the shares subject to the option or any part thereof; and (iii) at any time after three years from the date of grant, an additional 33 1/3% of the shares subject to the option or any part thereof. The Committee may, in its discretion, accelerate or otherwise amend the times any or all outstanding options are exercisable, including in the event of a Change of Control.

         Option Exercise Price. The exercise price of an option is determined by the Committee at the time the option is granted, although it may not be less than the Fair Market Value of the shares on the date of grant. With respect to a "control person" the exercise price of an ISO cannot be less than 110% of the Fair Market Value on the date of grant. "Fair Market Value" on a specified date refers to the mean between the highest and lowest quoted selling prices of the Common Stock or, if not available, the mean between the bona fide bid and asked prices of the Common Stock. If an option is granted in connection with an initial public offering of the Company's Common Stock, Fair Market Value refers to the price at which the Common Stock is sold in such public offering.

         Termination of Employment. Except as the Committee may determine otherwise with respect to any NQSO, if an option holder terminates his or her employment with the Company or a subsidiary for any reason other than his death or Permanent Disability, all unexercised options of such holder shall terminate three months from the date on which such option holder terminates his employment (whether voluntarily or involuntarily). Except as the Committee may determine otherwise with respect to any NQSO, if an option holder shall die at a time when he is employed by the Company or a subsidiary or if the option holder shall terminate employment by reason of Permanent Disability, all unexercised options of such holder shall terminate one year after the date of his or her death or termination of employment due to death or Permanent Disability. In the case of death, the option may be exercised by the person or persons to whom the option holder's rights under the option shall pass by will or by the laws of descent and distribution.

Federal Income Tax Consequences

         Non-Qualified Options. Upon the exercise of an NQSO, the amount by which the fair market value of the shares on the date of exercise exceeds the option price is taxed to the optionee as ordinary compensation income. In general, the Company is entitled to a deduction equal to the amount of the ordinary compensation income realized by the optionee. At such time as the optionee sells shares issued to him upon exercise of his option, if the shares were held as capital assets, he will realize capital gain or loss (long-term, mid-term or short-term, depending on whether the shares were held for more than 18 months, more than 12 months but less than 18 months, or 12 months or less, before sale) in an amount equal to the difference between his tax basis in the shares and the selling price. The Company is not entitled to any tax deductions with respect to capital gains realized by the optionee.

         Incentive Stock Options. The holder of an ISO will not be subject to federal income tax upon the grant or exercise of the ISO, and the Company will not be entitled to a tax deduction by reason of such exercise. A sale of the shares received upon the exercise of an ISO which does not occur within one year after the exercise of the ISO or within two years after the grant of the ISO will result in the realization of capital gain or loss in the amount of the difference between the amount realized on the sale and the optionee's tax basis in such shares if such shares were held as capital assets. Generally, upon a prior disposition of the shares, the optionee will recognize ordinary compensation income equal to the lesser of (1) the excess of the fair market value of the shares on the date of transfer to the optionee over the option price or (2) the excess of the amount realized on the disposition over the optionee's tax basis in the shares. In certain circumstances, upon a prior disposition, such as a disposition by gift or a transfer to a related person, the amount of ordinary compensation income recognized by the optionee will be the excess of the fair market value of the shares on the date of transfer to the optionee over the option price. The Company may claim a tax deduction on a prior disposition of such shares in the amount of the ordinary compensation income which is realized by the optionee, and at the time so recognized.

         The excess of the fair market value of the shares at the time of exercise of an ISO over the option price constitutes an item of tax preference subject to the alternative minimum tax, unless a subsequent disqualifying disposition occurs.

         Tax Advice Caveat. The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and does not purport to be a complete description of the federal income tax aspects of the Option Plan. Optionees also may be subject to state and local taxes in connection with the grant or exercise of options and the sale or other disposition of shares acquired upon the exercise thereof. The Company suggests that optionees consult with their individual tax advisors to determine the applicability of the tax aspects of options to their personal tax circumstances.

        --------------------------------------------------------------

                                PROPOSAL NO. 3
          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of BDO Seidman, LLP as independent public accountants for the year ending December 31, 1998. BDO Seidman, LLP has audited the Company's financial statements since September 8, 1995. The appointment of independent public accountants is approved annually by the Board of Directors, which is based in part on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

         If ratification is not received, the Board will take this into account when it considers the appointment of independent accountants for 1999. A representative of BDO Seidman, LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

         The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

         The Board of Directors recommends that the stockholders vote FOR ratification of the selection of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.


                                 OTHER MATTERS

         The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.


               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 1999 annual meeting, such proposals must be received by the Company no later than January 17, 1999. Proposals should be directed to the attention of the Secretary of the Company.


                          ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS, BUT EXCLUDING EXHIBITS. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO THE COMPANY, ATTENTION:
CHRISTOPHER R. GROBL.

                                          By order of the Board of Directors,

                                          Christopher R. Grobl
                                          Secretary
May 21, 1998

                                                                     EXHIBIT A

                         ON STAGE ENTERTAINMENT, INC.

     PROPOSED AMENDMENT TO THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN


                            FIRST AMENDMENT TO THE

                         ON STAGE ENTERTAINMENT, INC.

                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN


         The "On Stage Entertainment, Inc. Amended and Restated 1996 Stock Option Plan" (the "Plan"), which was effective January 13, 1997 (the "On Stage Entertainment, Inc. 1996 Stock Option Plan" was effective August 7, 1996), is hereby amended, effective March 30, 1998, as follows (subject to the obtaining of subsequent approval of the stockholders of the Company):

         By deleting Section 4 of the Plan and substituting therefor the following:

4. NUMBER OF SHARES SUBJECT TO THE PLAN. The stock to be offered under the Plan shall consist of 1,400,000 shares of Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

                                                     APPENDIX

                                   This Appendix is being filed pursuant to Instruction 3 of Item 10 of Schedule 14A and Rule 14a-6 under the Securities Exchange Act of 1934. This Appendix was not included in the Proxy Statement that was sent to shareholders.


                         ON STAGE ENTERTAINMENT, INC.

                             AMENDED AND RESTATED
                            1996 STOCK OPTION PLAN



1. PURPOSE
   -------

         The purpose of the Amended and Restated On Stage Entertainment, Inc. 1996 Stock Option Plan (the "Plan") is to further the interests of On Stage Entertainment, Inc. (the "Company") by strengthening the desire of employees to continue their employment with the Company and by securing other benefits for the Company through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2. DEFINITIONS
   -----------

         Whenever used herein the following terms shall have the following meanings, respectively:

         (a) "Board" shall mean the Board of Directors of On Stage Entertainment, Inc.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Compensation Committee appointed by the Board of Directors of the Company, or if no committee has been appointed, reference to "Committee" shall be deemed to refer to the Board of Directors of the Company.

         (d) "Common Stock" shall mean the Company's Common Stock as described in the Company's Articles of Incorporation.

         (e) "Company" shall mean On Stage Entertainment, Inc., a Nevada corporation.

         (f) "Employee" shall mean in connection with Non-Qualified Options and the On Stage Entertainment, Inc. Non-Qualified Stock Option Agreement (i) any director, officer, actual employee or independent contractor of the Company or any Subsidiary or Parent of the Company, (ii) any individual in an effort to induce said individual to become and remain an employee or independent contractor of the Company, or (iii) any other individual or entity the Committee may deem appropriate to receive a Non-Qualified Option (so long as the grant of the Non-Qualified Option furthers a specific Company purpose and the Committee deems it in the best interests of the Company to grant the Non-Qualified Option to said individual or entity). In connection with Incentive Options and the On Stage Entertainment, Inc. Incentive Stock Option Agreement, the term "Employee" shall include only actual employees of the Company or of any Subsidiary or Parent of the Company.

         (g) "Fair Market Value Per Share" of the Company's Common Stock shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on the date of the grant of the Option or, if not available, the mean between the bona fide and asked prices of the Common Stock on the date of the grant of the Option. In any situation not covered above or if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations. Notwithstanding the foregoing, if the Option is granted in connection with an initial public offering of the Company's Common Stock, the Fair Market Value Per Share shall be at the price at which the Common Stock is sold in such public offering.

         (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option and which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (j) "Option" shall mean an Incentive Option, as defined in Section 2(h) hereof, or a Non-Qualified Option, as defined in Section 2(i) hereof.

         (k) "Optionee" shall mean any Employee who has been granted an Incentive Option to purchase shares of Common Stock under the Plan and shall mean any person (including an Employee) who has granted a Non-Qualified Option under the Plan.

         (l) "Parent" shall have the meaning set forth in Section 424(e) of the Code.

         (m) "Permanent Disability" shall mean termination of employment with the Company or with the consent of the Company by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         (n) "Plan" shall mean this On Stage Entertainment, Inc. 1996 Stock Option Plan, as amended and restated.

         (o) "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

3. ADMINISTRATION
   --------------

         (a) The Plan shall be administered either (i) by the Board, or (ii) in the discretion of the Board, by a Committee of at least three persons appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

         (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

         (c) Subject to the provisions of the Plan, the Committee or the Board shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

         (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, gross negligence, bad faith, willful misconduct and/or criminal acts of such person.

         (e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its shareholders.

4. NUMBER OF SHARES SUBJECT TO PLAN
   --------------------------------

         The stock to be offered under the Plan shall consist of up to 785,000 shares of Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

5. ELIGIBILITY AND PARTICIPATION
   -----------------------------

         (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

         (b) In no event shall an Employee be granted in any calendar year, under the Plan and all other plans of the Company and any Subsidiary or Parent of the Company, Incentive Options that are first exercisable during any one calendar year for stock with an aggregate fair market value (determined as of the time the option was granted) in excess of $100,000.

6. PURCHASE PRICE
   --------------

         (a) The purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

         (b) The purchase price of each share covered by each Non-Qualified Option shall be determined by the Committee.

7. DURATION OF OPTIONS
   -------------------

         The expiration date of each Option and all rights thereunder shall be determined by the Committee. In the event the Committee does not specify the expiration date of the Option, the expiration date shall be 10 years from the date on which the Option is granted, and shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, such Incentive Option shall expire 5 years from the date the Incentive Option is granted unless the Committee selects an earlier date.

8. EXERCISE OF OPTIONS
   -------------------

         Except as otherwise determined by the Committee, an Option shall be exercisable as follows: (i) at any time after one year from the date of grant, 33 1/3% of the shares subject to the Option, or any part thereof; and (ii) at any time after two years from the date of grant, an additional 33 1/3% of the shares subject to the Option, or any part thereof; and (iii) at any time after three years from the date of grant, an additional 33 1/3% of the shares subject to the Option or any part thereof.

         An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes the Committee has determined are required to be paid in connection with the exercise of such Option, in order to enable the Company to claim a deduction or otherwise.

9. METHOD OF EXERCISE
   ------------------

         (a) To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof. The Company shall issue a separate certificate or certificates with respect to each Option exercised by an Optionee.

         (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock of the Company. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10. NON-TRANSFERABILITY OF OPTIONS
    ------------------------------

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee.

11. CONTINUANCE OF EMPLOYMENT
    -------------------------

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12. TERMINATION OF EMPLOYMENT OTHER THAN BY
    DEATH OR PERMANENT DISABILITY
    ----------------------------------------

         Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder: If an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate 3 months from the date on which such Optionee terminates his employment (whether voluntarily or involuntarily) unless such Optionee has been rehired by the Company and is an Employee on such date. During such 3 month period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his employment and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first 3 months thereof.

13. DEATH OR PERMANENT DISABILITY OF OPTIONEE
    -----------------------------------------

         Except as the Committee may determine otherwise with respect to any Non-qualified Options granted hereunder:

         If an Optionee shall die at a time when he is employed by the Company or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate one year after the date of his death or termination of employment due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his retirement due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14. STOCK PURCHASE NOT FOR DISTRIBUTION
    -----------------------------------

         Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

15. PRIVILEGES OF STOCK OWNERSHIP
    -----------------------------

         No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16. ADJUSTMENTS
    -----------

         (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, reverse merger, recapitalization, reclassification, stock dividend, stock split, reverse split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding the provisions of subsection (a) of this section, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding Option shall terminate; provided, however, that: (i) each Option, for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall become fully exercisable subject to the provisions of Sections 9(b) and (c) hereof within thirty days before the effective date of such dissolution, liquidation, merger, consolidation or sale of stock or assets in which the Company is not the surviving corporation; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be obligated to, tender to any Optionee holding an Option an option or options to purchase shares of the surviving corporation or acquiring corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of any Option then outstanding under this Plan.

         (c) Adjustments under this section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17. AMENDMENT AND TERMINATION OF PLAN
    ---------------------------------

         (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment to the Plan shall be approved by a majority of the shareholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section 16 hereof; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension, within the meaning of Section 424(h) of the Code, of the option originally granted ________."

18. EFFECTIVE DATE OF PLAN
    ----------------------

         This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining such shareholders' approval. Notwithstanding the foregoing, such shareholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.

19. TERM OF PLAN
    ------------

         No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's shareholders.

         The date of adoption of the original On Stage Entertainment, Inc. 1996 Stock Option Plan by the Board of Directors was August 7, 1996 and the date of the approval of such plan by the shareholders was August 7, 1996. The adoption of this Amended and Restated On Stage Entertainment, Inc. 1996 Stock Option Plan by the Board of Directors was effected on January 13, 1997.

------------------------------------------------------------------------------
                         ON STAGE ENTERTAINMENT, INC.

                 ANNUAL MEETING OF STOCKHOLDERS--JUNE 15, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints JOHN W. STUART and DAVID HOPE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the "Proxies"), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of On Stage Entertainment, Inc. (the "Company") to be held at the Imperial Palace, Las Vegas, Nevada on June 15, 1998, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

               (Continued and to be signed on the reverse side.)

------------------------------------------------------------------------------

------------------------------------------------------------------------------

A  /X/  Please mark your
        votes as in this
        examples.


1. Election of    FOR the nominees     WITHHOLD   Nominees: Neil H. Foster
   Directors      listed at right     AUTHORITY             James I. Nederlander
   (Class 1)    (except as marked    to vote for
                 to the contrary)    all nominees

                      / /                / /

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike such nominee's name from the list at right:

2. Proposal to Amend the Company's            FOR    AGAINST   ABSTAIN
   Amended and Restated 1996 Stock            / /      / /       / /
   Option Plan.

3. Proposal to Ratify the Appointment        / /      / /        / /
   of BDO Seidman, LLP as
   Independent Public Accountants of
   the Company for the Fiscal Year
   Ending December 31, 1998.

4. Other Business. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         This Proxy, when properly executed, will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the director nominees, "FOR" the amendment of the Company's Amended and Restated 1996 Stock Option Plan and "FOR" the ratification of BDO Seidman, LLP as the Independent Public Accountants of the Company.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                        DATE             , 1998
----------------------      ---------------------------     -------------
SIGNATURE                   SIGNATURE

NOTE: Please sign exactly as name or names appear on this Proxy. If stock is held jointly, each hold must sign. If signing as attorney, trustee, executor, administrator, custodian or corporate officer, please give full name.

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